Exhibit 99.1

PRESS RELEASE

Holly Energy Partners, L.P. Announces Continuous Offering Program

DALLAS, TX, May 10, 2016 — Holly Energy Partners, L.P. (NYSE: HEP) (the “Partnership”) announced today that it has established a continuous offering program under which the Partnership may issue and sell from time to time to or through Citigroup, BofA Merrill Lynch and Goldman, Sachs & Co. (collectively, the “Managers”), as sales agents or principals, common units representing limited partner interests in the Partnership of up to an aggregate gross sales amount of $200,000,000.

The Partnership intends to use the net proceeds from any sales under the program, after deducting Managers’ commissions and the Partnership’s offering expenses, for general partnership purposes, which may include funding working capital, repayment of debt, acquisitions and capital expenditures.

The common units will be offered and sold pursuant to an effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission. Copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained free of charge on the Securities and Exchange Commission’s website at www.sec.gov under the Partnership’s name or from the Managers as follows:

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: (800) 831-9146 (toll free)

E-mail: prospectus @citi.com

BofA Merrill Lynch

NC1-004-03-43

200 North College Street, 3rd Floor

Charlotte, NC 28255-0001

Attn: Prospectus Department

E-mail: dg.prospectus_requests@baml.com

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attention: Prospectus Department

Telephone: (866) 471-2526

E-mail: prospectus-ny@ny.email.gs.com

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and accompanying base prospectus.

About Holly Energy Partners, L.P.

Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries. The Partnership owns and operates petroleum product and crude gathering pipelines, tankage and terminals in Texas, New Mexico, Arizona, Washington, Idaho, Oklahoma, Utah, Wyoming and Kansas as well as refinery processing units in Kansas. In addition, the Partnership owns a 75% interest in UNEV Pipeline, LLC, the owner of a Holly Energy operated refined products pipeline running from Woods Cross, Utah to Las Vegas, Nevada, and related product terminals, a 50% interest in Osage Pipe Line Company, LLC, which owns a 135-mile crude oil pipeline from Cushing, Oklahoma to El Dorado, Kansas, a 50% interest in Frontier Pipeline Company, which owns a 289-mile crude oil pipeline from Casper, Wyoming to Frontier Station, Utah and a 25% interest in SLC Pipeline LLC which owns a 95-mile intrastate pipeline system serving refineries in the Salt Lake City, Utah area.

The statements in this press release relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements use words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. These statements are based on our beliefs and assumptions and those of our general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give assurance that our expectations will prove to be correct. All statements concerning our expectations for future results of operations are based on forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking-statements. These factors include, but are not limited to:

•	risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on our pipelines and/or terminalled, stored and throughput in our terminals;

•	the economic viability of HollyFrontier Corporation, Alon USA, Inc. and our other customers;

•	the demand for refined petroleum products in markets we serve;

•	our ability to purchase and integrate future acquired operations;

•	our ability to complete previously announced or contemplated acquisitions;

•	the availability and cost of additional debt and equity financing;

•	the possibility of reductions in production or shutdowns at refineries utilizing our pipeline and terminal facilities;

•	the effects of current and future government regulations and policies;

•	our operational efficiency in carrying out routine operations and capital construction projects;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings.

The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION, Contact:

Holly Energy Partners, L.P.

Richard L. Voliva III, 214-954-6511

Vice President and

Chief Financial Officer

or

Julia Heidenreich, 214-954-6511

Vice President, Investor Relations

or

Craig Biery, 214-954-6511

Investor Relations

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